EXHIBIT 2.1b

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
This FIRST AMENDMENT (this “First Amendment”) dated as of April 1, 2016 to that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of February 17, 2016, by and among (a) ADESA, Inc. a Delaware corporation (the “Buyer”), (b) Brasher’s Reno Auto Auction, L.L.C., a Utah limited liability company (“Brasher’s Reno”), BIAA, L.L.C., a Utah limited liability company (“BIAA” and together with Brasher’s Reno, collectively, the “Sellers”), (c) Brasher’s Auto Auctions, a Utah corporation and member of each of Brasher’s Reno and BIAA (“Brasher’s”), (d) West Coast Auto Auctions, Inc., a California corporation and member of each of Brasher’s Reno and BIAA (“West Coast”), (e) the Principals as listed on Exhibit A attached hereto (collectively, the “Principals”), (f) the shareholders of Brasher’s as listed on Exhibit B attached hereto (collectively, the “Brasher’s Shareholders”), and the shareholders of West Coast as listed on Exhibit C attached hereto (collectively, the “West Coast Shareholders” and together with the Brasher’s Shareholders, collectively, the “Shareholders”, and the Shareholders together with the Principals, Brasher’s, West Coast and the Sellers, collectively, the “Selling Parties”), and (g) Jeffrey F. Brasher in his capacity as the Sellers’ Representative (as defined in Section 11.15(a) hereof). Capitalized terms that are not defined elsewhere in this Amendment shall have the meanings ascribed to such capitalized terms in the Agreement (as defined below).

RECITALS
A.Pursuant to Section 11.3 of the Purchase Agreement, the Selling Parties and the Buyer desire to amend the Purchase Agreement upon the terms and conditions set forth in this Amendment.
AGREEMENTS
In consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.Effective as of the date first set forth above, Section 1.1(f) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(f) [Intentionally omitted]

2.    Effective as of the date first set forth above, Section 2.1 of the Agreement is amended and restated in its entirety to read as follows:
Section 2.1    Purchase Price. The aggregate purchase price for the Assets (the “Purchase Price”) shall be (a) Forty Two Million and Six Hundred and Eighty Thousand and No/100 Dollars ($42,680,000.00), plus (b) the amount of the Assumed Liabilities, as adjusted pursuant to Sections 2.7 and 9.7 hereof.

3.    Effective as of the date first set forth above, Section 2.2(a)(i) of the Purchase Agreement is amended and restated in its entirety to read as follows:

(i)    The Buyer shall pay to the Sellers by wire transfer of immediately available funds to those accounts designated by the Sellers’ Representative in writing at least two (2) Business Days prior to the Closing Date an aggregate amount equal Forty Two Million and Six Hundred and Eighty Thousand and No/100 Dollars ($42,680,000.00), less the Indemnity Escrow Amount, less the Payoff Amount, less the Bulk Sales Withholding (as defined in Section 2.6 hereof), if applicable, to be allocated and paid to the Sellers in accordance with the percentage allocation set forth on Schedule 2.2(a)(i) attached hereto;

4.    Effective as of the date first set forth above, Section 2.7 of the Purchase Agreement is amended and restated in its entirety to read as follows:
Section 2.7 [Intentionally omitted]

(a)    [Intentionally omitted]

(b)    [Intentionally omitted]

(c)    [Intentionally omitted]

(d)    [Intentionally omitted]

(e)    [Intentionally omitted]

5.    Effective as of the date first set forth above, the last sentence of Section 5.9 of the Purchase Agreement is amended and restated in its entirety to read as follows:
Notwithstanding anything to the contrary herein contained, the Sellers covenant and agree that at or prior to the Closing, the Sellers shall cause to be released and removed any and all Title Exceptions with respect to the Real Property which are not Permitted Exceptions.
6.    Effective as of the date first set forth above, the last sentence of Section 6.1(j) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(j)    Title Insurance. As of the Closing, the Title Company shall have issued, or be irrevocably committed to issue, to the Buyer a Leasehold Title Policy for each parcel covered by an Assumed Real Property Lease or a New Real Property Lease.

7.    Effective as of the date first set forth above, the last sentence of Section 8.2(h) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(h)    New Real Property Leases. A lease for each parcel of Leased Real Property and Owned Real Property listed on Exhibit 8.2(h)-1 duly executed by the Seller or applicable Landlord in substantially the form attached hereto as Exhibit 8.2(h)-2 and upon the terms set forth on Exhibit 8.2(h)-3 (each a “New Real Property Lease” and collectively, the “New Real Property Leases“);

8.    Effective as of the date first set forth above, Section 8.2(j) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(j)    [Intentionally omitted]

9.    Effective as of the date first set forth above, Section 8.2(k) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(k)    One or more customary ALTA statements executed by the owner of record (i.e., the Sellers and/or Affiliate Owners (as applicable)) and in a form reasonably satisfactory to the Title Company and containing the minimum representations which the Title Company shall reasonably require in order to issue the Leased Title Policy free of exceptions for, inter alia, (i) the rights of parties in possession and parties claiming rights in the Real Property, except parties claiming under the Permitted Exceptions; (ii) mechanic’s and materialmen’s liens arising through the Seller; (iii) unrecorded easements arising through the Seller; and (iv) brokerage liens arising through the Seller;

10.    Effective as of the date first set forth above, Section 8.2(n) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(n)    [Intentionally omitted]

11.    Effective as of the date first set forth above, Section 8.2(o) of the Purchase Agreement is amended and restated in its entirety to read as follows:
(o)    [Intentionally omitted]
12.    Effective as of the date first set forth above, the following definitions are amended in Section 11.2 of the Purchase Agreement:
“Indemnity Escrow Amount” means $3,841,000.00.
“Owner’s Title Policy” [Intentionally omitted].
“Title Policy” [Intentionally omitted].
13.    Exhibit and Schedule Amendment. In connection with the Buyer’s decision to lease, rather than purchase, the Owned Real Property, the parties hereto agree to (a) amend Exhibit 1.2, Schedule 2.2(a)(i), Schedule 2.2(a)(ii) and Exhibit 8.2(h)-1 to the Purchase Agreement, and (b)  eliminate Schedule 2.7 to the Purchase Agreement. Copies of the amended Exhibit 1.2, Schedule 2.2(a)(i), Schedule 2.2(a)(ii) and Schedule 8.2(h)-1 are attached hereto.
14.    Full Force and Effect. Except as is expressly stated herein, the Purchase Agreement, as further modified by this Amendment, shall remain in full force and effect and unchanged.

15.    Counterparts. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine, e-mail of a PDF file or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine, e-mail of a PDF file or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail of a PDF file or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
16.    Construction. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.
17.    Waiver of Jury Trial. Each of the parties hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this First Amendment.
18.    Headings. The subject headings of this Amendment are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
19.    No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.
20.    Entire Agreement. All references in the Purchase Agreement, or otherwise to the Purchase Agreement, hereafter shall be deemed to include the Purchase Agreement as amended by this Amendment.
[end of document;
signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Asset Purchase Agreement as of the date first above written.
BUYER

ADESA, Inc., a Delaware corporation

By: /s/ Paul J. Lips
Name: Paul J. Lips
Title: Executive Vice President

Signature Page to the First Amendment to Asset Purchase Agreement

SELLERS

Brasher’s Reno Auto Auction, L.L.C., a Utah limited liability company

By: /s/ Jeffrey F. Brasher
Name:        Jeffrey F. Brasher
Title:        Manager

BIAA, L.L.C., a Utah limited liability company

By: /s/ Douglas R. Brasher
Name:        Douglas R. Brasher
Title:        Manager

SHAREHOLDERS

West Coast Auto Auctions, Inc., a California corporation

By: /s/ John E. Brasher
Name:    John E. Brasher
Title:    President

Brasher’s Auto Auctions, a Utah corporation

By: /s/ Robert J. Brasher
Name:    Robert J. Brasher
Title:    President

BRASHER’S SHAREHOLDERS

By: /s/ Jay L. Basher
Name:        Jay L. Brasher

By: /s/ Douglas T. Brewer
Name:    Douglas T. Brewer

Signature Page to the First Amendment to Asset Purchase Agreement

By: /s/ Justin J. Booth
Name:        Justin J. Booth

By: /s/ John D. McPhie
Name:        John D. McPhie

Robert J. Brasher 2013 Family Business Trust

By: /s/ Robert J. Brasher
Name:        Robert J. Brasher
Title:        Trustee

Donald W. Rowley 2013 Family Business Trust

By: /s/ Donald W. Rowley
Name:        Donald W. Rowley
Title:        Trustee

Jeffrey F. Brasher 2013 Family Business Trust

By: /s/ Jeffrey F. Brasher
Name:        Jeffrey F. Brasher
Title:        Trustee

Douglas R. Brasher 2013 Family Business Trust

By: /s/ Douglas R. Brasher
Name:        Douglas R. Brasher
Title:        Trustee

WEST COAST SHAREHOLDERS

By: /s/ John E. Brasher
Name:        John E. Brasher

Signature Page to the First Amendment to Asset Purchase Agreement

W. Mark and Angela B. Bassett 2004 Joint Business Trust

By: /s/ W. Mark Bassett
Name:        W. Mark Bassett
Title:        Trustee

By: /s/ Angela B. Bassett
Name:        Angela B. Bassett
Title:        Trustee

Benjamin A. and Emy C. Brasher 2011 Joint Business Trust

By: /s/ Benjamin A. Brasher
Name:        Benjamin A. Brasher
Title:        Trustee

By: /s/ Emy C. Brasher
Name:        Emy C. Brasher
Title:        Trustee

PRINCIPALS

By: /s/ W. Mark Bassett
Name:        W. Mark Bassett

By: /s/ John E. Brasher
Name:        John E. Brasher

By: /s/ Benjamin A. Brasher
Name:        Benjamin A. Brasher

By: /s/ Jay L. Brasher
Name:        Jay L. Brasher

Signature Page to the First Amendment to Asset Purchase Agreement

By: /s/ Robert J. Brasher
Name:        Robert J. Brasher

By: /s/ Jeffrey F. Brasher
Name:        Jeffrey F. Brasher

By: /s/ Donald W. Rowley
Name:        Donald W. Rowley

By: /s/ Douglas T. Brewer
Name:     Douglas T. Brewer

By: /s/ Douglas R. Brasher
Name:        Douglas R. Brasher

By: /s/ Justin J. Booth
Name:        Justin J. Booth

By: /s/ John D. McPhie
Name:        John D. McPhie

Signature Page to the First Amendment to Asset Purchase Agreement